As filed with the Securities and Exchange Commission on June 20, 1995
                                            Registration No. 33-83108



                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                             POST-EFFECTIVE
                             AMENDMENT NO. 1
                                   TO
                                FORM S-4
                         REGISTRATION STATEMENT
                                  Under
                       THE SECURITIES ACT OF 1933


                      FIRST LIBERTY FINANCIAL CORP.
         (Exact name of registrant as specified in its charter)

      Georgia                      6712                       58-1680650
     (State of         (Primary Standard Industrial        (I.R.S. Employer
   Incorporation)       Classification Code Number)     Identification Number)

                              201 Second Street
                            Macon, Georgia 31297
                             (912) 743-0911
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              David L. Hall
          Executive Vice President and Chief Financial Officer
                      First Liberty Financial Corp.
                            201 Second Street
                          Macon, Georgia 31297
                             (912) 743-0911
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              Copies to:
                            William L. Floyd
                         Long, Aldridge & Norman
                        5300 One Peachtree Center
                          303 Peachtree Street
                         Atlanta, Georgia  30308
                             (404) 527-4010

                                 and to:

                           Robert C. Schwartz
                        Smith, Gambrell & Russell
                  Suite 1800, Atlanta Financial Center
                        3343 Peachtree Road, N.E.
                         Atlanta, Georgia  30326
                             (404) 264-2658

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                      FIRST LIBERTY FINANCIAL CORP.
                             Deregistration


    This Registration Statement, as amended to the date of its effectiveness, registered (i) 176,400 shares of the Series B 6.0% Cumulative Convertible Preferred Stock, $25.00 stated value per share (the "Series B Preferred Stock"), of First Liberty Financial Corp. ("FLFC"), (ii) 238,095 shares of Common Stock, $1.00 par value per share, of FLFC (the "Common Stock") to be issued upon conversion of Series B Preferred Stock and (iii) such indeterminate number of additional shares of Common Stock as may be issuable upon conversion of Series B Preferred Stock pursuant to anti-dilution provisions contained in FLFC's Articles of Incorporation. Pursuant to the terms of the Merger Agreement (as defined and described in the Registration Statement), FLFC has issued an aggregate of 148,799 shares of the Series B Preferred Stock to the former shareholders of Central Banking Company. Accordingly, FLFC hereby deregisters 27,601 shares of the Series B Preferred Stock and 61,024 shares of the Common Stock originally covered by the Registration Statement.

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                                SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Macon, State of Georgia, on June 12, 1995.

                                          FIRST LIBERTY FINANCIAL CORP.

                                          By: Robert F. Hatcher
                                              -----------------
                                              Robert F. Hatcher
                                              Principal Executive Officer

    Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 12, 1995.

Signature                                       Title

Thomas H. McCook*                      Chairman of the Board and
- --------------------                   Director
Thomas H. McCook

Robert F. Hatcher                      President, Chief Executive Officer
- --------------------                   and Director
Robert F. Hatcher

F. Don Bradford*                       Director
- --------------------
F. Don Bradford

                                       Director
- --------------------
Richard W. Carpenter

                                       Director
- --------------------
C. Lee Ellis

Melvin I. Kruger*                      Director
- --------------------
Melvin I. Kruger

David L. Hall                          Executive Vice President and Chief
- --------------------                   Financial Officer (Principal Financial
David L. Hall                          Officer and Principal Accounting Officer


*By:  Robert F. Hatcher
      ---------------------
      Robert F. Hatcher, as
      Attorney-in-Fact